Exhibit 26. (g) i. a. 3.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: August 1, 2008

Coverage: Variable Universal Life III / Strategic Life 14-2009 (added 1/1/09)

This Amendment is effective beginning August 1, 2008. The applicable sections of the above-referenced Agreement are hereby changed as follows clarifying premium rates.

1.	Schedule E – Reinsurance Premium Rates:

Schedule E is hereby replaced with the attached Schedule E – Reinsurance Premium Rates (pages 3-4).

2.	2001 VBT Sex and Smoker Distinct Select and Ultimate Table: This table is hereby replaced with the attached 2001 VBT Sex and Smoker Distinct Select and Ultimate Table (pages 5-20).

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-13-11
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-13-11
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-13-11
Peter G. Ferris
Second Vice President & Actuary

[page break]

Premium Rates eff 8/1/08

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ Monica Hainer	Date:	Sept 8/11
Print name: Monica Hainer FSA, FCIA, MAAA
Title: Senior Vice President Life Reinsurance

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ J F Poulin	Date:	September 9, 2011
Print name: Jean-Francois Poulin, FSA, FCIA
Title: Vice President Life Reinsurance

[page break]

SCHEDULE E: REINSURANCE PREMIUM RATES

Premiums for Standard Risks (Currency – U.S. Dollars)

            . The premium rates             :

Single Life Five-Class

Issue Ages

Risk Class	Male	Female

The premium shall be             . Reinsurance premiums are             .

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SCHEDULE E: REINSURANCE PREMIUM RATES

(Continued)

Premium Rates for Table Rated Risks

For life insurance on a risk classified as substandard which is assigned a table rating, the reinsurance premium rates per thousand shall be the premium rates specified above in the section titled Premiums for Preferred Risks increased by         % per table. (For example, the premium rate for a Table 4, or D, risk would be         % of the preferred premium rate).

Premium Rates for Risks with Flat Extras

Flat Extras shall be added to mortality rates calculated based upon net amount at risk. For a risk assigned a flat extra premium, the reinsurance premium rates per thousand shall be the premium rates for the appropriate risk class, as the case may be, specified above in Premiums for the appropriate risk class increased by the following percentages of the flat extra premiums applicable to the initial face amount reinsured:

(1)	% of the first policy year and % for renewal years if the extra premium is payable for more than five (5) years;

(2)	% for all policy years if the extra premium is payable for five (5) years or less.

Policy Fees: No policy fees shall be paid under this Agreement.

[page break]

Male Nonsmoker 2001 Valuation Basic Table

Issue Age 0-51, Policy Years 1-14

[table deleted]

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Male Nonsmoker 2001 Valuation Basic Table

Issue Age 0-51, Policy Years 15-25

[table deleted]

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Male Nonsmoker 2001 Valuation Basic Table

Issue Age 52-99, Policy Years 1-14

[table deleted]

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Male Nonsmoker 2001 Valuation Basic Table

Issue Age 52-99, Policy Years 15-25

[table deleted]

[page break]

Male Smoker 2001 Valuation Basic Table

Issue Age 0-51, Policy Years 1-14

[table deleted]

[page break]

Male Smoker 2001 Valuation Basic Table

Issue Age 0-51, Policy Years 15-25

[table deleted]

[page break]

Male Smoker 2001 Valuation Basic Table

Issue Age 52-99, Policy Years 1-14

[table deleted]

[page break]

Male Smoker 2001 Valuation Basic Table

Issue Age 52-99, Policy Years 15-25

[table deleted]

[page break]

Female Non Smoker 2001 VBT Basic Table

Issue Age 0-51, Policy Years 1-14

[table deleted]

[page break]

Female Non Smoker 2001 VBT Basic Table

Issue Age 0-51, Policy Years 15-25

[table deleted]

[page break]

Female Non Smoker 2001 VBT Basic Table

Issue Age 52-99, Policy Years 1-14

[table deleted]

[page break]

Female Non Smoker 2001 VBT Basic Table

Issue Age 52-99, Policy Years 15-25

[table deleted]

[page break]

Female Smoker 2001 VBT Basic Table

Issue Age 0-51, Policy Years 1-14

[table deleted]

[page break]

Female Smoker 2001 VBT Basic Table

Issue Age 0-51, Policy Years 15-25

[table deleted]

[page break]

Female Smoker 2001 VBT Basic Table

Issue Age 52-99, Policy Years 1-14

[table deleted]

[page break]

Female Smoker 2001 VBT Basic Table

Issue Age 52-99, Policy Years 15-25

[table deleted]

[page break]

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: August 1, 2008

Coverage: Variable Universal Life III / Strategic Life 14-2009 (added 1/1/09)

For new policies issued on or after July 1, 2011, the Amendment effective date, the Ceding Company and the Reinsurer agree to replace Schedule G – Underwriting Guidelines of the above-referenced Agreement in its entirety with the attached Schedule G – Underwriting Guidelines which reflects underwriting changes.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-12
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-12
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	2-13-12
Peter G. Ferris
Vice President & Actuary

[page break]

UW Guidelines eff. 7/1/11

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ Arshil Jamal	Date:	Feb 3, 2012
Print name: Arshil Jamal
Title: President and COO

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/Jean-Francois Poulin	Date:	Feb 6, 2012
Print name: Jean-Francois Poulin
Title: SVP, Life Reinsurance

[page break]

SCHEDULE G: UNDERWRITING GUIDELINES

            —

[table deleted]

[page break]

SCHEDULE G: UNDERWRITING GUIDELINES (Continued)

Age and Amount Underwriting Requirements Guide

Permanent Products1 - Effective September 2011

[table deleted]

[page break]

SCHEDULE G: UNDERWRITING GUIDELINES (Continued)

APS Guidelines

July 2011

[table deleted]

•

•

•

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective August 1, 2011, the Amendment effective date, the corporate retention of the Ceding Company will be revised per the attached retention schedule.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-13-11
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-13-11
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-13-11
Peter G. Ferris
Second Vice President & Actuary

[page break]

Retention Limits Eff. 8/1/11

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ Monica Hainer	Date:	Sept 8/11
Print name: Monica Hainer FSA, FCIA, MAAA
Title: Senior Vice President Life Reinsurance

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ J F Poulin	Date:	September 9, 2011
Print name: Jean-Francois Poulin, FSA, FCIA
Title: Vice President Life Reinsurance

[page break]

RETENTION LIMITS

[table deleted]

Effective 8/1/11